EXHIBIT 4.2

URBAN COMPASS, INC.

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

July 26, 2019

4.9	Aggregation of Stock	32
4.10	Additional Investors	32
4.11	Massachusetts Business Trust	32

SCHEDULE A	Schedule of Investors
SCHEDULE B	Schedule of Common Holders

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 26th day of July, 2019, by and among URBAN COMPASS, INC., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and collectively as the “Investors”, and the holders of Common Stock (as defined below) listed on Schedule B hereto, each of which is herein referred to as a “Common Holder” and collectively as the “Common Holders”.

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), shares of the Company’s Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), shares of the Company’s Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), shares of the Company’s Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), shares of the Company’s Series E Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”), shares of the Company’s Series F Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”) and/or shares of Common Stock, issued upon conversion thereof and possess information rights, rights of first offer and other rights pursuant to that certain Sixth Amended and Restated Investors’ Rights Agreement dated as of October 22, 2018 by and among the Company and such Existing Investors (the “Prior Agreement”);

WHEREAS, certain Investors (the “Series G Investors”) are parties to that certain Series G Preferred Stock Purchase Agreement, dated as of July 25, 2019 (as amended from time to time, the “Series G Agreement”), which provides that, as a condition to the closing of the sale of the Series G Preferred Stock to them, this Agreement must be executed and delivered by such Series G Investors and the Company; and

WHEREAS, to induce the Series G Investors to enter into the Series G Agreement and purchase shares of the Company’s Series G Preferred Stock, par value $0.0001 per share (the “Series G Preferred Stock”) thereunder, the undersigned, representing the requisite parties necessary to amend and restate the Prior Agreement, desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and further agree as follows:

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Affiliate” means, with respect to (i) any Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, managing member, officer, director or manager of such Person and any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management or shares the same investment advisor with, such Person, and (ii) in the case of a Fidelity Investor, an investment company registered under the Investment Company Act advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, one or more mutual funds, pension funds, pooled investment vehicles or institutional clients advised or sub-advised by Fidelity or any affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisers Act of 1940. For all purposes hereunder, (A) CLCRKC, LLC shall be deemed to be an “Affiliate” of each of Discovery Global Focus Master Fund, Ltd. and DG URBAN-C LP and (B) each Fidelity Investor shall be deemed to be an “Affiliate” of each other Fidelity Investor, and an entity that is an “Affiliate” of a Fidelity Investor shall not be deemed to be an “Affiliate” of any other Fidelity Investor unless such entity is a Fidelity Investor (and, for the avoidance of doubt, an “Affiliate” of such entity shall not be deemed an “Affiliate” of any Fidelity Investor solely by virtue of being an “Affiliate” of such entity).

(c) The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(d) The term “business day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in the City of New York.

(e) The term “Class A Common Stock” means shares of the Company’s class A common stock, par value $0.0001 per share.

(f) The term “Class B Common Stock” means shares of the Company’s class B common stock, par value $0.0001 per share.

(g) The term “Common Stock” means shares of Class A Common Stock and Class B Common Stock.

(h) The term “Fidelity” means Fidelity Management & Research Company, and any affiliated or successor investment advisor or subadvisor thereof to the Fidelity Investors.

(i) The term “Fidelity Investors” shall mean those Investors, or permitted transferees of Registrable Securities held by Fidelity Investors, that are advisory or subadvisory clients of Fidelity.

(j) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(k) The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(l) The term “Holder” means any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.10 of this Agreement; provided, however, that the Common Holders shall not be deemed to be Holders for purposes of Section 2.11.

(m) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(n) The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

(o) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(p) The term “Person” shall mean any individual, corporation, partnership, trust, limited liability company, association or other entity.

(q) The term “Preferred Stock” shall have the meaning set forth in the Restated Certificate.

(r) The term “QIA” shall mean Al Rayyan Holding LLC, a limited liability company organized and existing under the laws of the Qatar Financial Center, and DIC Company Limited, an exempted company organized and existing under the laws of the Cayman Islands, collectively, together with their Affiliates and permitted transferees of Registrable Securities held by Al Rayyan Holding LLC and DIC Company Limited and their Affiliates.

(s) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(t) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Company’s Series A Preferred Stock (including all Series A Preferred Stock acquired in connection with the Offer (as defined below)), Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock (the Common Stock issuable or issued upon conversion of the Company’s Series F Preferred Stock, the “Series F Registrable Securities”), and Series G Preferred Stock (the Common Stock issuable or issued upon conversion of the Company’s Series G Preferred Stock, the “Series G Registrable Securities”), (ii) any shares of the Common Stock held or subsequently acquired by SoftBank, (iii) the Common Stock issued to the Common Holders; provided, however, that such shares of Common Stock shall not be deemed Registrable Securities for the purposes of Section 2.11, (iv) solely for purposes of Section 3.4, the Common Stock issued upon exercise of those certain Common Stock Purchase Warrants, dated as of December 13, 2013, issued by the Company to each of Thrive Capital Partners III, L.P. and Claremount TW, L.P., (v) solely for the purposes of Sections 3.4 and 4.7, any shares of the Common Stock acquired in connection with that certain Offer to Purchase dated as of May 23, 2017 (such shares, the “Tender Offer Shares”) (such Offer to Purchase, the “Offer”), provided, that, such Tender Offer Shares shall be deemed Registrable Securities for the purposes of Section 4.7 hereof solely in connection with amendments and waivers of Sections 3.1 and 3.4 hereof, and (vi) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii), (iii), (iv) or (v) above, excluding in all cases, however, any Registrable Securities sold by a Person in a transaction (a) which is not the acquisition of the Tender Offer Shares in connection with the Offer, and (b) in which such Person’s rights under Section 2 of this Agreement are not assigned. In addition, the number of shares of Registrable Securities outstanding shall equal the aggregate of the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(u) The term “Restated Certificate” shall mean the Company’s Eleventh Amended and Restated Certificate of Incorporation, as amended and/or restated from time to time.

(v) The term “Rule 144” shall mean Rule 144 under the Act.

(w) The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to Persons who have held shares for more than one (1) year.

(x) The term “Rule 405” shall mean Rule 405 under the Act.

(y) The term “SEC” shall mean the Securities and Exchange Commission.

(z) The term “SoftBank” shall mean SoftBank Vision Fund (AIV M1) L.P. and its Affiliates.

(aa) The term “Voting Agreement” means the Company’s Seventh Amended and Restated Voting Agreement, as may be amended and/or restated from time to time.

(bb) The term “Wellington” shall mean Wellington Management Company LLP, and any affiliated or successor investment advisor or subadvisor thereof to the Wellington Investors.

(cc) The term “Wellington Investors” shall mean those Investors, or permitted transferees of Registrable Securities held by Wellington Investors, that are advisory or subadvisory clients of Wellington.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Request for Registration.

(a) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) July 26, 2023 or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least fifty percent (50%) of the Registrable Securities then outstanding (for purposes of this Section 2.1, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, as soon as reasonably practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Act covering all Registrable Securities that the Initiating Holders request to be registered and use its commercially reasonable efforts to effect, as soon as practicable after such filing, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 2.1(a).

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1, and the Company shall include such information in the written notice referred to in Section 2.1(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders). Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 2.1:

(i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or

(ii) after the Company has effected two (2) registrations pursuant to this Section 2.1, and such registrations have been declared or ordered effective; or

(iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 2.2 below, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 2.3 hereof.

(d) For purposes of Section 2.1, a registration shall not be counted as “effected” (i) if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.1(b), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included, or (ii) the Holders bear the expenses of such registration as though it were withdrawn at the request of the Holders of a majority of the Registrable Securities pursuant to Section 2.6.

2.2 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Section 2.1 of this Agreement, (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, (iii) a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5 of this Agreement, the Company shall, subject to the provisions of Section 2.2(c) of this Agreement, cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.6 hereof.

(c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting (so long as such terms are customary) as agreed upon between the Company and the underwriters selected by the Company (or by other Persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall (i) any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded from the offering, and (ii) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital or other investment fund, partnership or corporation, the affiliated venture capital or other investment funds, partners, members, retired partners and stockholders of such Holder, or the estates and family members of any such partners, members and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

2.3 Form S-3 Registration. In case the Company shall receive from the Holders of at least thirty percent (30%) of the Registrable Securities (for purposes of this Section 2.3, the “S-3 Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders;

(b) as soon as reasonably practicable, and in any event within thirty (30) days after the date such request is given by the S-3 Initiating Holders, file a Form S-3 registration statement under the Act covering all Registrable Securities that the S-3 Initiating Holders request to be registered; and

(c) use its commercially reasonable efforts to effect, as soon as practicable following such filing, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.3:

(i) if Form S-3 is not available for such offering by the Holders;

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000;

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 pursuant to this Section 2.3; provided that for purposes of Section 2.3, a registration shall not be counted as “effected” if (A), as a result of an exercise of the underwriter’s cutback provisions in Section 2.2(c), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included, or (B) the Holders bear the expenses of such registration as though it were withdrawn at the request of the Holders of a majority of the Registrable Securities pursuant to Section 2.6;

(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance;

(v) if the Company, within thirty (30) days of receipt of the request of such S-3 Initiating Holders, gives notice to such S-3 Initiating Holders of its bona fide intention to effect the filing of a registration statement with the SEC within one hundred twenty (120) days of receipt of such request (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145), provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective; or

(vi) during the period starting with the date thirty (30) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date ninety (90) days following the effective date of a Company-initiated registration subject to Section 2.2 of this Agreement, provided that the Company is actively employing in good faith its commercially reasonable efforts to cause such registration statement to become effective.

(d) If the S-3 Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the written notice referred to in Section 2.3(a). The provisions of Section 2.1(b) of this Agreement shall be applicable to such request (with the substitution of Section 2.3 for references to Section 2.1 and the substitution of S-3 Initiating Holders for references to Initiating Holders).

(e) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the S-3 Initiating Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration effected pursuant to Section 2.1 of this Agreement.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or, if earlier, until the distribution contemplated in the registration statement has been completed;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g) cause all such Registrable Securities registered pursuant to this Section 2 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 2, if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to become effected at such time or remain effective for as long as such registration statement would otherwise be required to remain effective, because such action would (i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations; (ii) materially and adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or (iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders (provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates)), then the Company shall have the right to postpone or suspend the filing, effectiveness or use of, or trading under, such registration statement for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders or S-3 Initiating Holders is given; provided that the Company may not invoke this right more than once in any twelve (12) month period.

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 2.4, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

2.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2.1, 2.2 and 2.3 of this Agreement, including, without limitation, all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $50,000) shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3 of this Agreement if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration) unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 2.1 or Section 2.3, as the case may be; provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel, accountants and investment advisors for each Holder, any underwriter (as defined in the Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission of a material fact required to be stated in such registration statement, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling Person or other aforementioned Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon a Violation that occurs in reliance upon, and in conformity with, written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling Person or other aforementioned Person.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling Person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Person intended to be indemnified pursuant to this Section 2.8(b) for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 2.8(b), when combined with any amounts paid or payable by such Holder pursuant to Section 2.8(d), exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action or proceeding, if materially prejudicial to its ability to defend such action or proceeding, shall relieve such indemnifying party of liability to the indemnified party under this Section 2.8 to the extent of such material prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve such indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a non-appealable order from a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 2.8(b), shall exceed the net proceeds from the offering received by such Holder and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder). The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2 and otherwise.

2.9 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least two hundred fifty thousand (250,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) or, if less, all of the Registrable Securities held by such Holder; provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.12 of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

2.11 Limitations on Priority Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Majority (as defined in the Restated Certificate), whether by amendment of this Agreement or otherwise, enter into any agreement with any holder or prospective holder of any securities of the Company that would provide to such holder or prospective holder the right to include securities in any registration on other than either a pro rata basis with respect to the Common Stock (a) issuable or issued upon conversion of such series of Preferred Stock or (b) issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of the shares referenced in (a), or on a subordinate basis after all Holders of such series of Preferred Stock have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided, that additional Investors purchasing Preferred Stock after the date hereof may be added as Investors in accordance with Section 4 hereof.

2.12 “Market Stand-Off” Agreement.

(a) Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (the “Lock-Up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the registration statement for the Initial Offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 2.12 shall apply only to the Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, shall not apply to shares acquired in the Initial Offering or in the open market following the Initial Offering, and shall only be applicable to the Holders if all executive officers and directors of the Company and greater than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock and all other securities exchangeable or convertible into shares of Common Stock) (each, a “1% Stockholder”) are subject to the same restrictions. The underwriters in connection with the Initial Offering are intended third-party beneficiaries of this Section 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Offering that are consistent with this Section 2.12 or that are necessary to give further effect thereto.

If, prior to the expiration of the Lock-Up Period, the underwriters consent to the release of any securities held by any executive officers or directors of the Company or 1% Stockholders from the restrictions set forth in this Section 2.12 (any such release, a “Triggering Release” and, such parties receiving such release, the “Triggering Release Parties”), then a number of the securities held by each Investor who is a Major Investor (as defined below) on the date hereof, or who becomes a Major Investor by virtue of its purchase of Series G Preferred Stock pursuant to the Series G Agreement, in either case, regardless of whether such Investor fails to hold a sufficient number of shares of Registrable Securities to constitute a “Major Investor” hereunder at any point in the future (each such Investor, a “Lock-Up Major Investor”) shall also be released from the restrictions set forth in this Section 2.12, such number of securities being the total number of securities held by such Lock-Up Major Investor on the date of the Triggering Release multiplied by a fraction, the numerator of which shall be the number of securities released pursuant to the Triggering Release and the denominator of which shall be the total number of securities held by the Triggering Release Parties on such date.

In the event of any conflict between the provisions of this Section 2.12 and Section 10.3 (or such other section providing for a lock-up) of the Company’s Amended and Restated Bylaws, as they may be amended from time to time, the provisions of this Section 2.12 shall govern with respect to the Holders.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all shares or securities of the Company of each Holder (and the shares or securities of every other Person subject to the restriction contained in this Section 2.12):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

2.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2: (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such time after the Initial Offering at which such Holder holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate, excluding a Liquidation Event of the nature described in Article IV(B), subsection 2(e)(i)(E) of the Restated Certificate.

3. Covenants of the Company.

3.1 Delivery of Financial Statements.

(a) The Company shall deliver to (A) each Investor (or transferee of an Investor) that holds at least 250,000 shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), and (B) QIA for as long as it holds any shares of Registrable Securities (each party referenced in (A) and (B), a “Major Investor”):

(i) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal year of the Company, an unaudited income statement for such fiscal year, an unaudited balance sheet of the Company and unaudited statement of stockholders’ equity as of the end of such year, and an unaudited statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iii) as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each fiscal year of the Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (A) be subject to normal year-end audit adjustments and (B) not contain all notes thereto that may be required in accordance with GAAP);

(iv) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(v) as soon as practicable, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(vi) such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor may from time to time request; provided, however, that the Company shall not be obligated under this subsection (vi) to provide information if (a) access to such information would reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel, (b) it deems such information reasonably and in good faith to be trade secrets or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), or (c) the Board determines in good faith that the provision of such information would adversely affect the Company with respect to a transaction, the primary purpose of which is not to raise capital for the Company, to which both the Company and the requesting Major Investor are, or may reasonably become, parties.

(b) Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information (a) if access to such information would reasonably be expected to adversely affect the attorney-client privilege between the Company and its counsel, (b) it deems such information reasonably and in good faith to be trade secrets or similar confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company), or (c) if the Board (or a duly designated special committee thereof) determines in good faith that the provision of access to such information would adversely affect the Company with respect to a transaction, the primary purpose of which is not to raise capital for the Company, to which both the Company and the requesting Major Investor are, or may reasonably become, parties.

3.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect upon the earliest to occur of (a) the consummation of the Initial Offering, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur and (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate, excluding a Liquidation Event of the nature described in Article IV(B), subsection 2(e)(i)(E) of the Restated Certificate.

3.4 Right of First Offer. Subject to the terms and conditions specified in this Section 3.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 3.4, the term “Major Investor” includes any general partners and Affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and Affiliates in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice in accordance with Section 4.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). At the expiration of such twenty (20) calendar day period, the Company shall promptly, in writing, notify each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) calendar day period commencing after the Company has given such notice to the Fully-Exercising Investors, subject, in the case of each of SoftBank and QIA, to the Ownership Cap (as defined below), each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of shares of Registrable Securities held by all Fully-Exercising Investors desiring to purchase such unsubscribed Shares.

(c) If all Shares that Major Investors are entitled to obtain pursuant to Section 3.4(b) of this Agreement are not elected to be obtained as provided in Section 3.4(b) of this Agreement, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 3.4(b) of this Agreement, offer the remaining unsubscribed portion of such Shares to any Person or Persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.4 shall not be applicable to (i) Excluded Issuances (as defined in the Restated Certificate), or (ii) the issuance and sale of Series G Preferred Stock pursuant to the Series G Agreement. In addition to the foregoing, the right of first offer in this Section 3.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e) The rights provided in this Section 3.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital or other investment fund may assign or transfer such rights to its Affiliates.

(f) Notwithstanding the foregoing or anything to the contrary set forth in this Section 3.4, neither SoftBank nor QIA shall be permitted to purchase Shares pursuant to the last sentence of Section 3.4(b) or assign its rights to purchase Shares pursuant to the proviso of Section 3.4(e) during such time when (and only to the extent that) (i) SoftBank and its Affiliates or QIA, as applicable, meet or exceed the Ownership Cap (as defined below) or (ii) such acquisition of Shares would cause SoftBank and its Affiliates or QIA, as applicable, to exceed the Ownership Cap; provided, however, that, for the avoidance of doubt, SoftBank (and its Affiliates, if applicable) and QIA, as applicable, shall be permitted to purchase up to that number of Shares pursuant to the last sentence of Section 3.4(b) and the proviso of Section 3.4(e) that would allow SoftBank and its Affiliates or QIA, as applicable, to hold an aggregate number of shares of the Company’s voting capital stock, following such purchase, equal to the Ownership Cap. For purposes of this Agreement, the “Ownership Cap” shall mean then-outstanding shares of voting capital stock of the Company representing forty percent (40%) of the voting power of all outstanding shares of voting capital stock of the Company. For the avoidance of doubt, the Ownership Cap shall be calculated separately with respect to SoftBank and QIA.

(g) The covenants set forth in this Section 3.4 shall terminate and be of no further force or effect upon the consummation of (i) the Initial Offering or (ii) a Liquidation Event, as that term is defined in the Restated Certificate, excluding a Liquidation Event of the nature described in Article IV(B), subsection 2(e)(i)(E) of the Restated Certificate.

(h) For purposes of this Section 3.4, all references to the “Company” shall mean the Company and any Controlled Subsidiary (as defined below), and the provisions of Section 3.4 shall apply mutatis mutandis to the issuance of any Shares of a Controlled Subsidiary; provided, however, that, for the avoidance of doubt, no issuance of Shares by a Controlled Subsidiary to the Company (or a parent thereof) shall be subject to this Section 3.4. “Controlled Subsidiary” means any subsidiary which is wholly-owned by the Company or which the Company directly or indirectly controls.

3.5 Directors’ and Officers’ Insurance. The Company has as of the date hereof obtained from financially sound and reputable insurers directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board, including the Series E Director (as defined in the Restated Certificate), and will use its commercially reasonable efforts to cause such insurance policy to be maintained until such time as the Board, including the Series E Director, determines that such insurance should be discontinued.

3.6 Observer Rights.

(a) For so long as SoftBank owns at least 1,667,205 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) or an equivalent amount of Common Stock issued upon conversion thereof, the Company shall invite a representative of SoftBank (each such representative, a “SoftBank Board Observer”), who shall initially be Hatim Sukhla, to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting (a) would adversely affect the attorney-client privilege between the Company and its counsel or (b) would result in disclosure of trade secrets to such representative or a conflict of interest. Any SoftBank Board Observer shall be required to enter into a confidentiality agreement with the Company prior to the exercise of the rights contained in this Section 3.6(a).

(b) For so long as QIA owns at least 250,000 shares of Preferred Stock (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like) or an equivalent amount of Common Stock issued upon conversion thereof, the Company shall invite a representative of QIA (each such representative, a “QIA Board Observer”), to attend all meetings of its Board in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information or portion thereof and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting (a) would adversely affect the attorney-client privilege between the Company and its counsel or (b) would result in disclosure of trade secrets to such representative (c) would represent a conflict of interest or (d) would result in the disclosure of sensitive personal information of U.S. Persons. Any QIA Board Observer shall be required to enter into a reasonable and customary confidentiality agreement with the Company prior to the exercise of the rights contained in this Section 3.6(b).

3.7 Committee Representation. The Company shall allow the Series E Director to serve on any and all committees of the Board.

3.8 Proprietary Information and Inventions Agreements. The Company shall require all employees and consultants with access to confidential information to execute and deliver a Proprietary Information and Inventions Agreement in substantially the form approved by the Board or a consulting agreement containing substantially similar proprietary rights assignment and confidentiality provisions.

3.9 Employee Agreements. Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred and eighty (180)-day lockup period in connection with the Initial Offering. The Company shall retain a right of first refusal on transfers of shares issued pursuant to the exercise of such options until the Initial Offering and the right to repurchase unvested shares at cost.

3.10 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

3.11 Confidentiality. Each Investor agrees, severally and not jointly, to use the same degree of care, but no less than a commercially reasonable degree of care, as such Investor uses with respect to information of a similar nature about other companies in which such Investor invests for any information obtained pursuant to this Agreement or otherwise as a stockholder of the Company which the Company identifies in writing as being proprietary or confidential and such Investor acknowledges that it will not, unless otherwise required by law or the rules of any national securities exchange, association or marketplace, disclose such information without the prior written consent of the Company except such information that (a) was in the public domain prior to the time it was furnished to such Investor, (b) is or becomes (through no willful improper action or inaction by such Investor) generally available to the public, (c) was in its possession or known by such Investor without restriction prior to receipt from the Company, (d) was rightfully disclosed to such Investor by a third party without restriction or (e) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, each Investor may disclose such proprietary or confidential information to (i), if such Investor is a limited partnership or limited liability company, corporation, limited company or similar entity, any Affiliate, former partners or members who retained an economic interest in such Investor, current or prospective partner of the partnership or any subsequent partnership under common investment management, limited partner, general partner, member, management company or investment advisor of such Investor (or any employee or representative of any of the foregoing), (ii) legal counsel, accountants or other representatives for such Investor who are bound by reasonable and customary nondisclosure agreements or other confidentiality obligations, or (iii) lenders or prospective lenders if a nondisclosure agreement is in place with such lender or prospective lender (each of the foregoing Persons, a “Permitted Disclosee”). Furthermore, nothing contained herein shall prevent any Investor or any Permitted Disclosee from (i) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 3.11, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (ii) making any disclosures required by law, rule, regulation or court or other governmental order, including, without limitation, with respect to any Investor that is a registered investment company within the meaning of the Investment Company Act or an Affiliate thereof (each, a “Regulated Investor”), disclosures consistent with such Regulated Investor’s required investment reporting practices. Additionally, and notwithstanding any provision to the contrary in this Section 3.11, unless required by law, rule, regulation or court or other governmental order, including, without limitation, with respect to any Regulated Investor, disclosures consistent with such Regulated Investor’s required investment reporting practices, in no event shall any Investor (or the Permitted Disclosees of such Investor), without the written consent of the Company, disclose, either publicly or to any third party who is not a Permitted Disclosee (A) the price such Investor paid for any capital stock of the Company held by such Investor, (B) the value such Investor attributes to such capital stock or any portion of its investment in the Company, or (C) any component of the analysis such Investor developed or reviewed in determining such value ((A) through (C) of the foregoing sentence, the “Restricted Information”). Each Investor shall be responsible for the disclosure of any Restricted Information by its Permitted Disclosees or any Person to whom such Investor disclosed such Restricted Information in breach of the preceding sentence. Each Investor (other than a Regulated Investor with respect to disclosures consistent with such Regulated Investor’s required investment reporting practices) represents and warrants that it is not currently required by law, rule, regulation or court or other governmental order to disclose Restricted Information publicly, and each Investor covenants and agrees that such Investor shall not Transfer (as defined in the Company’s Amended and Restated Bylaws) any securities of the Company to any Affiliate that would be legally compelled to publicly disclose Restricted Information without the Company’s prior written consent, except that a Regulated Investor may Transfer securities of the Company to any Affiliate that is required to make similar disclosures consistent with such Regulated Investor’s required investment reporting practices.

3.12 Applicable ABAC/Sanctions/Money Laundering Laws.

(a) For the purposes of this Section 3.12 of this Agreement:

(i) “Affiliate” means, in relation to the Company, a direct or indirect subsidiary of the Company, a holding company of the Company and any other subsidiary of that holding company.

(ii) “Applicable ABAC Laws” means all US federal, state and local laws, regulations, orders and/or official government requirements, including all laws, regulations, orders or official government requirements of any branch of the US federal government, the government of any state or of any political subdivision thereof, and all laws, regulations, orders or official government requirements of any other countries or political subdivision thereof, applying to the Company, any of its Affiliates, an Associated Person of either the Company or any of its Affiliates, and/or SoftBank prohibiting bribery and other related forms of corruption, including, fraud, tax evasion, insider dealing and market manipulation.

(iii) “Applicable Money Laundering Laws” means all US federal, state and local laws, regulations, orders and/or official government requirements, including all laws, regulations, orders or official government requirements of any branch of the US federal government, the government of any state or of any political subdivision thereof, and all laws, regulations, orders or official government requirements of any other countries or political subdivision thereof, applying to the Company, any of its Affiliates, an Associated Person of either the Company or any of its Affiliates, and/or SoftBank prohibiting money laundering and any acts or attempted acts to conceal or disguise the identity of illegally obtained proceeds.

(iv) “Associated Person” means, in relation to a company or other entity, an individual or entity (including a director, officer, employee, consultant, agent or other representative) who or that is acting or performing or has acted or performed services for or on behalf of that company or other entity but only with respect to actions or the performance of services for or on behalf of that company or other entity.

(v) “BIS” means the Bureau of Industry and Security of the US Department of Commerce.

(vi) “EU” means the European Union.

(vii) “Government Official” means (A) an officer or employee of any national, regional, local or other component of government; (B) a director, officer or employee of any entity in which a government or any component of a government possesses a majority or controlling interest; (C) a candidate for public office; (D) a political party or political party official; (E) an officer or employee of a public international organization (e.g., the European Commission or World Bank); and (F) any individual who is acting in an official capacity for any government, component of a government, political party or public international organization, even if such individual is acting in that capacity temporarily and without compensation.

(viii) “OFAC” means the Office of Foreign Assets Control of the US Department of the Treasury.

(ix) “Sanctioned Country” means Cuba, Iran, North Korea, Sudan, Syria, and the Crimea region of Ukraine, the government (including any branch, agency, or instrumentality of such government) or Government Officials of any such jurisdiction, any person owned or controlled, directly or indirectly, by the foregoing, and any person acting or purporting to act, directly or indirectly, for or on behalf of the foregoing.

(x) “Sanctions” refers to the following economic or financial sanctions, trade embargoes, export controls, and anti-boycott laws and regulations:

(1) United Nations sanctions imposed pursuant to any United Nations Security Council Resolution;

(2) US sanctions administered by OFAC, the US Department of State, the US Department of Commerce, or any other US Government authority or department, US export controls administered by BIS, the US Department of Commerce, US Department of State, Nuclear Regulatory Commission, or US Department of Energy, and US antiboycott provisions administered by the US Department of Commerce or US Department of the Treasury;

(3) EU restrictive measures implemented pursuant to any EU Council or Commission Regulation or Decision adopted pursuant to a Common Position in furtherance of the EU’s Common Foreign and Security Policy;

(4) UK sanctions adopted by the Terrorist-Asset Freezing etc Act 2010 or other legislation and statutory instruments enacted pursuant to the United Nations Act 1946 or the European Communities Act 1972 or enacted by or pursuant to other laws; and

(5) any other trade, economic or financial sanctions laws, regulations, embargoes, export controls or restrictive trade measures administered, enacted or enforced by any authority, government, or official institution as applicable to the Company, any of its Affiliates or any Associated Persons or either the Company or any of its Affiliates or to SoftBank or any transaction in which the Company or any of its Affiliates is engaged.

(xi) “Sanctions List” refers to the “Specially Designated Nationals and Blocked Persons” list, including the EO 13599 list, Foreign Sanctions Evaders list, and the “Sectoral Sanctions Identifications List” maintained by OFAC, the Entity list and Denied Persons list maintained by BIS, the “Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions” maintained by the European Union, the lists of persons set out under Annexes III, V, and VI to Council Regulation 833/2014 as amended, the “Consolidated List of Financial Sanctions Targets” maintained by Her Majesty’s Treasury, or any similar list maintained by the United States, European Union, United Kingdom, or United Nations, each as amended, supplemented or substituted from time to time.

(xii) “Sanctioned Person” refers to any individual who or entity that is:

(1) specifically listed in any Sanctions List; or

(2) owned or controlled by any individual or entity referred to in any Sanctions List, or government or Government Official of any Sanctioned Country.

(xiii) “UK” means the United Kingdom.

(xiv) “US” means the United States of America.

(b) The Company covenants and agrees:

(i) Neither the Company, any of its Affiliates, nor any Associated Person when acting for or on behalf of either the Company or any of its Affiliates shall directly or indirectly offer, promise, give or authorize any payment or offer, promise, give or authorize the giving of anything else of value to a Government Official or individual employed by another entity in the private sector that would violate any of the Applicable ABAC Laws, or engage in any other conduct that would violate any of the Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions after the effective date of this Agreement.

(ii) Neither the Company, any of its Affiliates nor any Associated Person when acting for or on behalf of either the Company or any of its Affiliates shall use any funds received from SoftBank directly or indirectly (a) for the benefit of activities or parties subject to, in violation of, or penalized under Sanctions, (b) in violation of Sanctions or (c) for any Sanctioned Person or for the benefit of any Sanctioned Person, or (d) in any way that would violate the Applicable Money Laundering Laws.

(iii) If it has not already done so, the Company and its Affiliates shall adopt and implement within ninety (90) days of executing this Agreement policies and procedures designed to prevent the Company, its Affiliates as well as any Associated Person when acting for or on behalf of either the Company or any of its Affiliates from engaging in any activity, practice or conduct that would violate or be penalized or restricted under any Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions. Such policies and procedures shall be consistent with the guidance that has been provided by government authorities in the United States of America, as well as any other countries or political subdivision thereof in which the Company has operations, having authority to administer and prosecute violations of such laws and regulations.

(iv) If it has not already done so, the Company shall within forty five (45) days of executing this Agreement (1) ensure that it has a suitably qualified and appropriately resourced chief compliance officer or individual tasked with performing the functions of a chief compliance officer, in either case, vested with authority to make compliance reports directly to the Board or an appropriate committee of the Board; and (2) take such other steps as those having authority to prosecute violations of any of the Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions have recommended to ensure that the compliance function of companies and entities subject to their jurisdiction is operating in an appropriate manner.

(v) The Company and its Affiliates shall keep and maintain books and records reflecting accurately and in reasonable detail transactions involving the Company and its Affiliates and, if they have not already done so, implement financial controls designed to ensure that payments will be made by or on behalf of the Company and its Affiliates only in accordance with management instructions.

(vi) The Company shall confirm in writing to SoftBank, upon request and no more than once each year, that it and its Affiliates have complied with the undertakings set forth in this Section 3.12.

(vii) If the Company or any of its Affiliates suspects or comes to believe that either the Company, any of its Affiliates or any Associated Person when acting for or on behalf of the Company or any of its Affiliates have violated or are subject to penalties or restrictions under any of the Applicable ABAC Laws, Applicable Money Laundering Laws and/or Sanctions, it shall notify SoftBank promptly in writing of its suspicion or belief.

(viii) Notwithstanding anything else in this Agreement, the Company and its Affiliates and their respective directors, officers and employees shall cooperate in good faith with SoftBank if SoftBank decides to seek to determine whether the Company, its Affiliates and/or any Associated Persons of either the Company or any of its Affiliates have complied with the undertakings set forth in this Section 3.12. The cooperation required by the foregoing shall include permitting SoftBank or the authorized representative(s) of SoftBank to audit the books and records of the Company and its Affiliates as well as review and make copies of correspondence and other documents, however sent or received, possessed by the Company or its Affiliates pertaining to compliance with the undertakings set forth in this Section 3.12. If so requested by SoftBank, the Company and its Affiliates shall answer any questions put to them or requests made of them by SoftBank as well as its or their authorized representative(s) pertaining to compliance with the undertakings set forth in this Section 3.12 and shall encourage their Associated Persons to do the same. SoftBank will, however, not seek to review any information or materials protected by the attorney-client privilege or the attorney work product doctrine, as those concepts are understood under U.S. law; provided, further, that the Company shall use its best efforts to provide access to SoftBank to the underlying substance of such information without such loss of attorney-client or attorney work product privilege.

(ix) The Company, its Affiliates and any Associated Person when acting for or on behalf of either the Company or any of its Affiliates shall not violate or engage in conduct restricted or penalized under any of the Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions and the Company shall indemnify and hold harmless SoftBank from and against any and all direct liabilities, damages, costs and expenses (including reasonable legal expenses) that are finally awarded by a court or governmental body with competent jurisdiction (or agreed to in writing by the Company in settlement) and caused by or attributable to any violation of Applicable ABAC Laws, Applicable Money Laundering Laws or Sanctions by the Company, any of its Affiliates or any Associated Person when acting for or on behalf of either the Company or any of its Affiliates.

3.13 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Restated Certificate or elsewhere, as the case may be.

3.14 Tax Covenants.

(a) For so long as SoftBank or QIA, as applicable, owns equity in the Company, the Company shall not be liquidated, merged, converted into a limited liability company, or otherwise enter into a transaction pursuant to which the Company ceases to exist as an entity treated as a corporation for U.S. federal income tax purposes (and state and local tax purposes, where applicable) without the prior written approval of SoftBank or QIA, as applicable.

(b) The Company (and its applicable withholding agents and paying agents) shall be entitled to deduct and withhold taxes on any payments on the Registrable Securities to the extent required by applicable tax law; provided that, if the Company determines that an amount is required to be deducted and withheld, at least fifteen (15) days prior to the date the applicable payment is scheduled to be made, the Company shall (i) provide SoftBank and QIA, as applicable, with written notice of the intent to deduct and withhold, which notice shall include the basis for the withholding and an estimate of the amount proposed to be deducted and withheld, and (ii) provide SoftBank and QIA, as applicable, with a reasonable opportunity to provide forms or other evidence that would reduce or eliminate such amounts of withholding, and shall otherwise reasonably cooperate to minimize any such withholding.

(c) The Company, SoftBank and QIA agree that it is their intention that (i) the Registrable Securities shall be treated as stock that is not “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations issued thereunder, and (ii) SoftBank and QIA, as applicable, shall not be required to include in income as a dividend for U.S. federal income tax purposes any income or gain in respect of the Registrable Securities on account of the accrual of dividends thereon (including any deemed dividends or as a result of any discount) unless and until such dividends are declared and paid in cash. The Company, SoftBank and QIA agree to take no positions or actions inconsistent with such treatment (including on any IRS Form 1099), unless, pursuant to an opinion of counsel reasonably satisfactory to each of (i) the Company, (ii) SoftBank, and (iii) QIA, such position or action is otherwise required by a change in applicable law after October 22, 2018.

(d) The Company shall, upon the prior written request of SoftBank or QIA, as applicable, use commercially reasonable efforts to cooperate with SoftBank and QIA, as applicable, to structure any redemption of the Registrable Securities permitted under the terms of the Restated Certificate to be treated as a payment in exchange for stock pursuant to Section 302 of the Code.

(e) The Company shall provide prompt notice to SoftBank and QIA, as applicable, following any “determination date” (as defined in Treasury Regulation Section 1.897-2(c)(1)) on which the Company becomes a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. In addition, upon any written request by SoftBank or QIA, as applicable, the Company shall provide SoftBank or QIA, as applicable, with a written statement informing SoftBank or QIA, as applicable, whether its interest in the Company constitutes a “United States real property interest” within the meaning of Section 897(c)(2) of the Code. The Company’s determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company’s written statement to SoftBank or QIA, as applicable, shall be delivered within 15 days of the written request therefor made by SoftBank or QIA, as applicable. The Company’s obligation to furnish such written statement shall continue notwithstanding the fact that a class of the Company’s stock may be regularly traded on an established securities market or the fact that there is no Preferred Stock of the Company then outstanding.

3.15 Termination of Certain Covenants. The covenants set forth in Sections 3.5, 3.6, 3.7, 3.8, 3.9, 3.14(b) and 3.14(d) shall terminate and be of no further force or effect upon the consummation of (a) the Initial Offering or (b) a Liquidation Event, as that term is defined in the Restated Certificate. The covenant set forth in Section 3.14(c) shall terminate and be of no further force or effect upon the consummation of (a) the Initial Offering or (b) a Liquidation Event; provided, that, in each case, QIA is not a Holder of Preferred Stock at such time. The covenants set forth in Section 3.12 shall terminate and be of no further force or effect (i) upon the consummation of an Initial Offering or a Liquidation Event, in either case, if SoftBank fails to hold at least five percent (5%) of the then outstanding voting equity of the Company (or surviving entity, in the case of a Liquidation Event) immediately following the consummation of such Initial Offering or Liquidation Event, as applicable (the “Minimum Ownership Threshold”) or (ii) if SoftBank holds the Minimum Ownership Threshold immediately following the consummation of such Initial Offering or Liquidation Event, immediately at such time thereafter as SoftBank fails to hold the Minimum Ownership Threshold.

4. Miscellaneous.

4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.2 Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles thereof.

4.3 Counterparts; Facsimile. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given upon the earlier to occur of actual receipt or: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not sent during normal business hours, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices and other communications shall be sent only to the respective Parties at the addresses set forth on Schedule A or Schedule B, or the signature pages hereto, as applicable, or to such e-mail address, facsimile number or other addresses as shall be specified by notice given in accordance with this Section 4.5). If notice is given to the Company, it shall be sent to the address on the Company’s signature page; a copy (which shall not constitute notice) shall also be given to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 220 West 42nd Street, 21st Floor, New York, NY 10036, Attention: Steven Baglio, Esq.

4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Except as set forth below, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the (a) the Company, (b) Common Holders holding a majority of the Registrable Securities held by Common Holders who are then providing services to the Company as employees or consultants in good standing (with it being understood that a non-natural Person that holds shares and is affiliated with a Common Holder will be deemed to be providing services to the Company as an employee or consultant in good standing if such Common Holder is providing services to the Company as employee or consultant in good standing), and (c) Investors holding a majority of the Registrable Securities held by Investors. For the avoidance of doubt, the SoftBank Voting Covenants (as defined in the Voting Agreement) shall apply to the written consent described in the foregoing sentence. Notwithstanding the foregoing:

(i) Subject to the following clauses (iii) through (vi), this clause (i), the provisions of Section 3.1, Section 3.2, Section 3.3 and Sections 3.4(a) through (e), and (g) may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Company and the Major Investors holding a majority of the Registrable Securities then held by all of the Major Investors; provided, however, that any waiver of the provisions of Section 3.4 shall only be effective (a) with respect to the Major Investors holding shares of Series F Registrable Securities (solely with respect to the Series F Registrable Securities held by such Major Investors) if such written consent includes the written consent of the Major Investors holding at least two-thirds (2/3) of the Series F Registrable Securities held by all Major Investors, and (b) with respect to the Major Investors holding shares of Series G Registrable Securities (solely with respect to the Series G Registrable Securities held by such Major Investors) if such written consent includes the written consent of the Major Investors holding at least two-thirds (2/3) of the Series G Registrable Securities held by all Major Investors. For the avoidance of doubt, the SoftBank Voting Covenants shall not apply to the written consent described in the foregoing sentence.

(ii) This clause (ii) and Section 2.11 may not be amended or waived (either generally or in a particular instance and either retroactively or prospectively) without the written consent of the Preferred Majority (as defined in the Restated Certificate). For the avoidance of doubt, the SoftBank Voting Covenants shall apply to the written consent described in the foregoing sentence.

(iii) This clause (iii), Section 1(t)(ii), Section 2.12, Section 3.1, Section 3.2, Section 3.3, Section 3.4 (for so long as SoftBank is a Major Investor), Section 3.5 (for so long as SoftBank is entitled to nominate the Series E Director pursuant to the Voting Agreement), Section 3.6(a), Section 3.7 (for so long as SoftBank is entitled to nominate the Series E Director pursuant to the Voting Agreement), Section 3.10, Section 3.11, Section 3.12, Section 3.13, Section 3.14, the first sentence of Section 3.15 (to the extent it applies to Section 3.5, 3.6(a) or 3.7), the last sentence of Section 3.15, all references to the SoftBank Voting Covenants and the definitions of “SoftBank,” “Minimum Ownership Threshold,” and “Ownership Cap” may not amended or waived (either generally or in a particular instance and either retroactively or prospectively) in a manner adverse to SoftBank without the written consent of SoftBank. For the avoidance of doubt, the SoftBank Voting Covenants shall not apply to the written consent described in the foregoing sentence.

(iv) For so long as any Wellington Investor holds any shares of Registrable Securities, (A) the definitions of “Wellington” and “Wellington Investors” may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Wellington Investors holding a majority of the Registrable Securities then held by all of the Wellington Investors, and (B) Section 2.12 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) in a manner adverse to the Wellington Investors only with the written consent of the Wellington Investors holding a majority of the Registrable Securities then held by all of the Wellington Investors.

(v) For so long as any Fidelity Investor holds any shares of Registrable Securities, (A) the definitions of “Affiliate” (as it relates to a Fidelity Investor), “Fidelity” and “Fidelity Investor” may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Fidelity Investors holding a majority of the Registrable Securities then held by all of the Fidelity Investors, (B) Section 2.12 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) in a manner adverse to the Fidelity Investors only with the written consent of the Fidelity Investors holding a majority of the Registrable Securities then held by all of the Fidelity Investors and (C) the definition of “Regulated Investor” and Section 3.11 (as it relates to a Regulated Investor) may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Fidelity Investors holding a majority of the Registrable Securities then held by all of the Fidelity Investors.

(vi) For so long as QIA is a Major Investor, Section 3.1(a)(B), Section 3.4, Section 3.6(b), Section 3.14, the first sentence of Section 3.15 (to the extent it applies to Section 3.6(b) and Section 3.14(b) and (d)), the second sentence of Section 3.15 (to the extent it applies to Section 3.14(c)), this clause (vi), and the definitions of “QIA,” and “Ownership Cap” may not amended or waived (either generally or in a particular instance and either retroactively or prospectively) in a manner adverse to QIA without the written consent of QIA.

(vii) The consent of the Common Holders shall not be required for any amendment or waiver if such amendment or waiver does not apply to the Common Holders.

(viii) No waiver of the rights of the Investors hereunder shall require the consent of the Company.

(ix) Any amendment or waiver that applies to an Investor or Holder in a different fashion than it applies to other Investors or Holders, respectively, shall require the written consent of such Investor or Holder to be effective as to such Investor or Holder. The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any party to this Agreement that did not consent in writing thereto.

Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any (or the applicable) Registrable Securities, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, any provision hereof may be waived by a party on such party’s own behalf, without the written consent of any other party. Upon the effectiveness of this Agreement, the Prior Agreement shall be superseded and replaced in its entirety by this Agreement and shall be of no further force or effect.

4.8 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

4.10 Additional Investors. Notwithstanding Section 4.7, no consent shall be necessary to (a) add additional Investors as signatories to this Agreement and (b) update Schedule A accordingly, provided that such Investors have purchased Preferred Stock from the Company and the terms of this Agreement are not otherwise amended.

4.11 Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Fidelity Investor, or any affiliate thereof, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Fidelity Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Fidelity Investor or any affiliate thereof individually but are binding only upon such Fidelity Investor or any affiliate thereof and its assets and property.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

URBAN COMPASS, INC.

By:	/s/ Robert Reffkin

Name:	Robert Reffkin
Title:	Chief Executive Officer

Address:	90 5th Avenue, 3rd Floor
New York, NY 10011

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

/s/ Robert Reffkin
Robert Reffkin

/s/ Benis Reffkin
Benis Reffkin

/s/ Ruth Reffkin
Ruth Reffkin

/s/ Ori Allon
Ori Allon

ALLON FAMILY TRUST III HOLDINGS, LLC

By:	/s/ Itai Lemberger
Name: Itai Lemberger
Title: Manager

THE COMPASS 2015 GRAT

By:	/s/ Robert Reffkin
Name: Robert Reffkin
Title: Trustee

By:	/s/ Elida Reyes
Name: Elida Reyes
Title: Trustee

THE COMPASS 2017 GRAT

By:	/s/ Robert Reffkin
Name: Robert Reffkin
Title: Trustee

By:	/s/ Elida Reyes
Name: Elida Reyes
Title: Trustee

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMON HOLDERS:

THE RR1 TRUST

By:	/s/ Elida Reyes
Name: Elida Reyes
Title: Trustee

THE RR2 TRUST

By:	/s/ Elida Reyes
Name: Elida Reyes
Title: Trustee

THE RR3 TRUST

By:	/s/ Elida Reyes
Name: Elida Reyes
Title: Trustee

THE ELIDA REYES FAMILY TRUST

By:	/s/ Ruth Reffkin
Name: Ruth Reffkin
Title: Trustee

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

URBAN COMPASS, INC.

COUNTERPART SIGNATURE PAGE TO THE

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The undersigned hereby agrees to be bound by and subject to all of the terms and conditions of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among the Company, the Investors set forth on Schedule A thereto and the Common Holders set forth on Schedule B thereto (as amended, the “Investors’ Rights Agreement”), as a “Common Holder” and a “Holder” thereunder and all of the benefits and obligations of the Investors’ Rights Agreement shall inure to the undersigned as a “Common Holder” and a “Holder” thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement and update Schedule A thereto. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Date: April 14, 2020

COMMON HOLDER:

RUTH REFFKIN FAMILY TRUST

By:	/s/ Christen Edward Joseph Lee

Name:	Christen Edward Joseph Lee
Title:	Trustee

Address: 90 Fifth Avenue, 3rd Floor New York, NY 10011

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name: Emily Babalas
Title: Managing Director & Counsel

Address:
Email Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

SOFTBANK VISION FUND (AIV M1) L.P.

By: SB Investment Advisers (UK) Limited, acting as Manager of SoftBank Vision Fund (AIV M1) L.P.

By:	/s/ Ruwan Weerasekera
Name: Ruwan Weerasekera
Title: Director

Email Address:

and

A copy (which shall not constitute notice) shall also be sent to:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

AL RAYYAN HOLDING LLC

By:	/s/ Ahmed Ali Al Hammadi
Name: Ahmed Ali Al Hammadi
Title: Director

DIC COMPANY LIMITED

By:	/s/ Ahmed Ali Al Hammadi
Name: Ahmed Ali Al Hammadi
Title: Director

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

CANADA PENSION PLAN INVESTMENT BOARD

By:	/s/ Leon Pedersen
Name: Leon Pedersen
Title: Managing Director

By:	/s/ Caitlin Walsh
Name: Caitlin Walsh
Title: Senior Portfolio Manager

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

GLYNN EMERGING OPPORTUNITY FUND, L.P.

By: Glynn Capital Management LLC
Its: General Partner

By:	/s/ John Glynn
Name: John Glynn
Title: Managing Director

GLYNN EMERGING OPPORTUNITY FUND II, L.P.

By: Glynn Management Evergreen LLC
Its: General Partner

By:	/s/ David Glynn
Name: David Glynn
Title: Managing Director

GLYNN EMERGING OPPORTUNITY FUND II-A, L.P.

By: Glynn Management Evergreen LLC
Its: General Partner

By:	/s/ David Glynn
Name: David Glynn
Title: Managing Director

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

COORDINATES DF INVESTMENTS, LLC

By:	/s/ Pat Robertson
Name: Pat Robertson
Title: Authorized Signatory

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTORS:

DISCOVERY GLOBAL FOCUS MASTER FUND, LTD.

By:	/s/ Adam Schreck
Name: Adam Schreck
Title: General Counsel

DG URBAN-C LP

By:	/s/ Adam Schreck
Name: Adam Schreck
Title: General Counsel

CLCRKC, LLC

By:	/s/ Robert K. Citrone
Name: Robert K. Citrone
Title: Authorized Person

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

Urban Compass, Inc.

Counterpart Signature Page to

Seventh Amended and Restated Investors’ Rights Agreement

Pursuant to Section 4.10 of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among Urban Compass, Inc. (the “Company”) the Investors listed on Schedule A thereto, and the Common Holders listed on Schedule B thereto (as amended from time to time, the “Investors’ Rights Agreement”), and in consideration of the sale and issuance of shares of the Company’s Series G Preferred Stock to the undersigned, the undersigned hereby agrees to be bound by and to observe all of the terms and conditions of the Investors’ Rights Agreement and all of the benefits of the Investors’ Rights Agreement shall inure to the undersigned as an Investor thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Dated as of     October 4    , 2019

INVESTOR:

TORCH OPPORTUNITY I LLC – SERIES 3

By: Torch Opportunity I GP LLC, its managing member

By:	/s/ Jonathan Keidan
Name: Jonathan Keidan
Title: Managing Member

Address:

Email Address(es):

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

Urban Compass, Inc.

Counterpart Signature Page to

Seventh Amended and Restated Investors’ Rights Agreement

Pursuant to Section 4.10 of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among Urban Compass, Inc. (the “Company”) the Investors listed on Schedule A thereto, and the Common Holders listed on Schedule B thereto (as amended from time to time, the “Investors’ Rights Agreement”), and in consideration of the sale and issuance of 38,893 shares of the Company’s Series G Preferred Stock to the undersigned for the aggregate purchase price of $5,999,984.22, the undersigned hereby agrees to be bound by and to observe all of the terms and conditions of the Investors’ Rights Agreement and all of the benefits of the Investors’ Rights Agreement shall inure to the undersigned as an Investor thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Dated as of     October 4    , 2019

INVESTOR:

ALVARIUM COMPASS LP

Alvarium Compass LP an Isle of Man limited partnership, acting by Alvarium Compass GP Limited, its General Partner

By:	/s/ Mark Veale

Name:	Mark Veale
Title:	Director
For and on behalf of Park Limited

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

Urban Compass, Inc.

Counterpart Signature Page to

Seventh Amended and Restated Investors’ Rights Agreement

Pursuant to Section 4.10 of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among Urban Compass, Inc. (the “Company”) the Investors listed on Schedule A thereto, and the Common Holders listed on Schedule B thereto (as amended from time to time, the “Investors’ Rights Agreement”), and in consideration of the sale and issuance of 12,964 shares of the Company’s Series G Preferred Stock to the undersigned for the aggregate purchase price of $1,999,943.32, the undersigned hereby agrees to be bound by and to observe all of the terms and conditions of the Investors’ Rights Agreement and all of the benefits of the Investors’ Rights Agreement shall inure to the undersigned as an Investor thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Dated as of     October 8    , 2019

INVESTOR:

WILLET 12 SPÓŁKA Z OGRANICZONĄ ODPOWIEDZIALNOŚCIĄ

By:	/s/ Jan Łukasz Wejchert

Name:	Jan Łukasz Wejchert
Title:	President of the Board

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

Urban Compass, Inc.

Counterpart Signature Page to

Seventh Amended and Restated Investors’ Rights Agreement

Pursuant to Section 4.10 of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among Urban Compass, Inc. (the “Company”) the Investors listed on Schedule A thereto, and the Common Holders listed on Schedule B thereto (as amended from time to time, the “Investors’ Rights Agreement”), and in consideration of the sale and issuance of 6,482 shares of the Company’s Series G Preferred Stock to the undersigned for the aggregate purchase price of $999,971.66, the undersigned hereby agrees to be bound by and to observe all of the terms and conditions of the Investors’ Rights Agreement and all of the benefits of the Investors’ Rights Agreement shall inure to the undersigned as an Investor thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Dated as of     November 7    , 2019

INVESTOR:

AVG – FV COMPASS 2019 TRUST

By:	/s/ Anton Simunovic
Name: Anton Simunovic
Title: Trustee

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

Urban Compass, Inc.

Counterpart Signature Page to

Seventh Amended and Restated Investors’ Rights Agreement

Pursuant to Section 4.10 of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among Urban Compass, Inc. (the “Company”) the Investors listed on Schedule A thereto, and the Common Holders listed on Schedule B thereto (as amended from time to time, the “Investors’ Rights Agreement”), and in consideration of the sale and issuance of 6,482 shares of the Company’s Series G Preferred Stock to the undersigned for the aggregate purchase price of $999,971.66, the undersigned hereby agrees to be bound by and to observe all of the terms and conditions of the Investors’ Rights Agreement and all of the benefits of the Investors’ Rights Agreement shall inure to the undersigned as an Investor thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Dated as of     January 28    , 2020

HADLEY HARBOR MASTER INVESTORS (CAYMAN) L.P.

By: Wellington Management Company LLP, as investment adviser

By:	/s/ Emily Babalas
Name: Emily D. Babalas
Title: Managing Director & Counsel

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

URBAN COMPASS, INC.

COUNTERPART SIGNATURE PAGE TO THE

SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The undersigned hereby agrees to be bound by and subject to all of the terms and conditions of the Seventh Amended and Restated Investors’ Rights Agreement dated as of July 26, 2019 by and among the Company, the Investors set forth on Schedule A thereto and the Common Holders set forth on Schedule B thereto (as amended, the “Investors’ Rights Agreement”), as a “Common Holder” and a “Holder” thereunder and all of the benefits and obligations of the Investors’ Rights Agreement shall inure to the undersigned as a “Common Holder” and a “Holder” thereunder. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Investors’ Rights Agreement and update Schedule A thereto. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Investors’ Rights Agreement.

Date: 5/21/20

COMMON HOLDER:

THE ELIDA REYES FAMILY TRUST

By:	/s/ Ruth Reffkin

Name:	Ruth Reffkin
Title:	Trustee

Address:

SIGNATURE PAGE TO SEVENTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

FOR URBAN COMPASS, INC. (SERIES G)

SCHEDULE A

SCHEDULE OF INVESTORS

Atomico IV (Guernsey), L.P.

Daniel Landver

Alta Park Fund, LP

National Philanthropic Trust

SoftBank Vision Fund (AIV M1) L.P.

FIAM Target Date Blue Chip Growth Commingled Pool1

Fidelity Blue Chip Growth Commingled Pool2

Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund3

Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund4

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund5

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund6

Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund7

Fidelity Capital Trust: Fidelity Flex Small Cap Fund—Small Cap Growth Subportfolio8

Fidelity Securities Fund: Fidelity Small Cap Growth Fund9

Hadley Harbor Master Investors (Cayman) L.P.

Advance/Newhouse Investment Partnership

Thrive Capital Partners III, L.P.

Claremount TW, L.P.

Andrew Marks 2011 Irrevocable Trust

Corigin (CPEG Urban Compass LLC)

Adebayo O. Ogunlesi

Urban Compass Investment, LLC

[1]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, FLAPPER CO fbo FIAM Target Date Blue Chip Growth Commingled Pool.
[2]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, Mag & Co fbo Fidelity Blue Chip Growth Commingled Pool.
[3]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, Booth & Co fbo Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund.
[4]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, Booth & Co FBO Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund.
[5]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, M Gardiner & Co fbo Fidelity Securities Fund: Fidelity Blue Chip Growth Fund.
[6]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, WAVECHART + CO fbo Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund.
[7]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, Powhatan & Co., LLC fbo Fidelity Securities Fund: Fidelity Small Cap Growth K6 Fund.
[8]

The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, ISLANDMOORING CO FBO Fidelity Capital Trust: Fidelity Flex Small Cap Fund - Small Cap Growth Subportfolio.

[9]	The stock certificate representing the shares that this Investor holds are registered in the name of its nominee, Mag & Co fbo Fidelity Securities Fund: Fidelity Small Cap Growth Fund.

William & Ophelia Rudin Family Investment Fund LLC

FF Angel IV, LLC

Bernstein Family 1998 Trust

Point 406 Ventures II, L.P.

The Marc R. Benioff Revocable Trust U/A/D 12/3/2004

Joe Gleberman

Cap-Meridian Ventures

John Rowan

Henry Cornell

Andrew H. Tisch 1995 Issue Trust No. 2

Meyers Family Trust

Stephen Dannhauser

Uhuru Capital

Weiss Family Partners

Jason Landver

Alexander H. Tisch 2011 Trust

Andrew H. Tisch

Lacey A. Tisch 2011 Trust

Ray McGuire

Roger Weiss

Greer Family Partners

Alex Sloane

Christen Lee

William Lewis

Kenneth Chenault

Lightning Fund I LLC

James Sholem

Jonathan Keidan

Michael Eisenberg

Ethan Silverstein

Jay Kwan

ASP Ventures, LLC

AAT Investments LLC

Denis Tolkachev

Yusef Kassim

Gavin P. Myers Irrevocable Trust

Josh Wolfe

Kristopher Brown

Evan Layne

David Jasper

Roey Eyal

Peter Pinto

Kevin A Tanzer

JV Kodali

Netta Korin

Miriam Lemberger

Shawn R. Carpenter Living Trust

SV Booth Investments III LLC

The Emily T. Sussman 2011 Trust

The Carolyn T. Sussman 2011 Trust

Richard Witten

Ofer Maor

Tamir Carmi

Nir Caspi

ASKME Investments LLC

Cie-Jai Brown

LF Urban Compass LLC

TNG UC LLC

Ball Pond Capital, LLC

George Loening

MEO Urban Compass, LLC

Libitzky Holdings L.P.

Ram Island Holdings LLC

Justin Ehrlich

Franklin Equity Associates LLC

Juan Uribe

Arn Tellem

Rafay Farooqui

Circle Walk Partners LLC

Pan Brothers Capital Management Group, LLC

David B. Keidan 2010 Family Long Term Trust

Cheer Land Investments Group Limited

The Joseph Straus Jr. GST Subject Trust FBO James A. Straus

Shawn-Pavan M. Golhar

Prudence Compass, LLC

Regal Trust dated April 2, 2014

William P Reedy Trust

Linda Johnson

Andrew C. Hecht

Institutional Venture Partners XV, L.P.

Institutional Venture Partners XV Executive Fund, L.P.

Institutional Venture Partners XIII, L.P.

Parkhead Investments S.A.

Jonathan Christodoro

Galaxy Acquisitions LLC

Ramsey Smith

James Simmons

Atomico IV, L.P.

Point 406 Ventures 2016 Opportunities Fund, L.P.

Simone Nardi

Itai Lemberger

Lemberger UC 2018 Trust

Keidan Path I, LP

Keidan Path II LP

Keidan Path III, LP

RAK Family Trust LLC

HS Investments 1 Limited

Osprey Point Investments XXVII, LLC

Alexander M. Meyers Gift Trust Dated December 15, 2016

Katelyn E. Meyers Gift Trust Dated December 15, 2016

Paige E. Meyers Gift Trust Dated December 15, 2016

Ryan C. Meyers Gift Trust Dated December 15, 2016

Growth Capital Fund I, L.P.

LCP VIII Holdings, L.P.

Victor Sigoura

SP UC LLC

Lead Edge Capital III, LP

CLCRKC, LLC

DG URBAN-C LP

Discovery Global Focus Master Fund, Ltd.

Glynn Emerging Opportunity Fund, L.P.

Glynn Emerging Opportunity Fund II, L.P.

Glynn Emerging Opportunity Fund II-A, L.P.

JBDB Compass LLC

James Berkeley

DIC Company Limited

Al Rayyan Holding LLC

Canada Pension Plan Investment Board

Link Trustees (Jersey) Limited in their capacity as trustee of the 9583165 International Pension Trust

AVGF—FV Urban Compass 2018, LLC

Coordinates DF Investments, LLC

Torch Opportunity I LLC—Series 3

Alvarium Compass LP

Willet 12 Spółka Z Ograniczoną Odpowiedzialnością

AVG – FV Compass 2019 Trust

SCHEDULE B

SCHEDULE OF COMMON HOLDERS

Robert Reffkin

Ori Allon

Ugo Di Girolamo

Michael Weiss

Alexandre Petcherski

Paul Groudas

The COMPASS 2015 GRAT

David Snider

Liming Zhao

Gordon Golub

Zachary Ozer

LCP VII Holdings, L.P.

Growth Capital Fund I, L.P.

Keidan Path II LP

CLCRKC, LLC

The COMPASS 2017 GRAT

The RR1 Trust

The RR2 Trust

Benis Reffkin

Ruth Reffkin

The Elida Reyes Family Trust

The RR3 Trust

Compass HTC Investors, LLC

Ruth Reffkin Family Trust